ARTICLES OF TRANSFER
                                       OF
                          INVESCO SPECIALTY FUNDS, INC.
                                       AND
                        INVESCO INTERNATIONAL FUNDS, INC.


      These Articles of Transfer are entered into and effective as of October 29, 1999 pursuant to the provisions of Section 3-109 of the Corporations and Associations Article of the Annotated Code of Maryland, by and between the undersigned corporation, INVESCO International Funds, Inc., a Maryland corporation, and the undersigned corporation, INVESCO Specialty Funds, Inc., a Maryland corporation on behalf of its series, INVESCO Latin American Growth Fund ("Fund"), with respect to the transfer of all the assets and liabilities of the Fund in exchange for shares of common stock in INVESCO Latin American Growth Fund, a series of INVESCO International Funds, Inc. in accordance with an Agreement and Plan of Conversion and Termination made as of March 21, 1999
("Plan"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

      FIRST:  INVESCO  Specialty  Funds,  Inc. - INVESCO Latin American Growth
Fund  agrees  to  transfer   all  of  its   property  and  assets  to  INVESCO
International Funds, Inc. in accordance with the Plan.

      SECOND:   INVESCO   International   Funds,   Inc.   is   a   corporation
incorporated under the laws of the State of Maryland.

      THIRD: INVESCO Latin American Growth Fund is a series of INVESCO Specialty Funds, Inc., a corporation organized under the laws of the State of Maryland.

      FOURTH:   The  address  and  principal  place  of  business  of  INVESCO
Specialty Funds, Inc. is:

            7800 East Union Avenue
            Denver, Colorado 80237

      FIFTH: The principal office of INVESCO International Funds, Inc. in the State of Maryland is:

            c/o The Corporation Trust Incorporated
            32 South Street
            Baltimore, Maryland 21202

      SIXTH: The principal office of INVESCO Specialty Funds, Inc. in the State of Maryland is:

            c/o The Corporation Trust Incorporated
            32 South Street
            Baltimore, Maryland 21202

      SEVENTH:   Neither  INVESCO   International   Funds,  Inc.  nor  INVESCO
Specialty Funds, Inc. owns an interest in land located in the State of Maryland.

      EIGHTH: The terms and conditions of the transfer as set forth in the Plan and incorporated by reference into these Articles were advised, authorized, and approved in the manner and by any vote required by INVESCO International Fund, Inc.'s Articles of Incorporation, as amended, and the Maryland General Corporation Law, and INVESCO Specialty Funds, Inc.'s Articles of Incorporation, as amended, and the Maryland General Corporation Law. The Plan was approved by INVESCO Specialty Funds, Inc.'s Board of Directors at a meeting on August 5, 1998, and the holders of a majority of the outstanding shares of INVESCO Specialty Funds, Inc.'s common stock entitled to vote at a meeting of shareholders on May 28, 1999. The Plan was approved by INVESCO International Funds, Inc.'s Board of Directors at a meeting on August 5, 1998; no approval by shareholders of INVESCO International Funds, Inc. was required.

      NINTH: The nature and amount of the consideration paid by INVESCO International Funds, Inc. for the transfer of assets of INVESCO Latin American Growth Fund to INVESCO International Funds, Inc. has been determined in accordance with the terms and conditions of the Plan.

      IN WITNESS WHEREOF, INVESCO International Funds, Inc. and INVESCO Specialty Funds, Inc., on behalf of INVESCO Latin American Growth Fund, has each caused these presents to be signed in its name and on its behalf by the undersigned officers.

                                          INVESCO INTERNATIONAL FUNDS, INC.,
                                          on behalf of
                                          INVESCO Latin American Growth Fund


                                          By: /s/ Mark H. Williamson
                                              ----------------------
                                              Mark H. Williamson, President
Attest:

By: /s/ Glen A. Payne
    ------------------
    Glen A. Payne, Secretary
                                          INVESCO SPECIALTY FUNDS, INC.,
                                          on behalf of
                                          INVESCO Latin American Growth Fund

                                          By: /s/ Ronald L. Grooms
                                              --------------------
                                              Ronald L. Grooms, Treasurer
                                              & Chief Financial & Accounting
                                              Officer
Attest:

By: /s/ Glen A. Payne
    ------------------
    Glen A. Payne, Secretary


      THE UNDERSIGNED, the President of INVESCO International Funds, Inc., a corporation organized under the laws of the State of Maryland on April 2, 1993, who executed on behalf of said Corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Transfer to be the corporate act of said Corporation and further certifies that to the best of his/her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                          INVESCO INTERNATIONAL FUNDS, INC.


                                          /s/ Mark H. Williamson
                                          ----------------------
                                          Mark H. Williamson, President

      THE UNDERSIGNED, the Treasurer and Chief Financial and Accounting Officer of INVESCO Specialty Funds, Inc., a corporation organized under the laws of the State of Maryland on April 12, 1994, who executed on behalf of said Corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Transfer to be the corporate act of said Corporation and further certifies that to the best of his/her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                          INVESCO SPECIALTY FUNDS, INC.


                                          /s/ Ronald L. Grooms
                                          --------------------
                                          Ronald L. Grooms,  Treasurer & Chief
                                          Financial & Accounting Officer